LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


The undersigned, as a director of Cypress Semiconductor Corporation (the "Corporation") hereby constitutes and appoints Brad W. Buss, Executive Vice President and CFO, Neil H. Weiss, Treasurer, and Victoria Tidwell, Vice President, Legal, each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and
such other person or agency as the attorney shall deem appropriate.   The
undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed in San Jose, CA, as of the date set forth below.




                                         /s/ J. Donald Sherman
                                         By: J. Donald Sherman

                                         Dated:   May 14, 2010

WITNESS:


/s/ Frances Miguel
Frances Miguel

Dated:   May 14, 2010